                                                                      EXHIBIT 12

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                                    1996(a)      1995(b)      1994(c)         1993         1992
                                                -----------  -----------  -----------  -----------  -----------
RETURN ON REVENUES-CONTINUING
Income from continuing operations.............  $    98,897  $    78,810  $    49,984  $    74,867  $    49,577
Revenues......................................    1,588,149    1,550,076    1,339,406    1,020,645      894,384
  Return......................................          6.2%         5.1%         3.7%         7.3%         5.5%

RETURN ON AVERAGE INVESTED CAPITAL
Income from continuing operations.............  $    98,897  $    78,810  $    49,984  $    74,867  $    49,577
Add: Interest expense after tax...............       43,187       56,650       46,993       43,848       46,543
                                                -----------  -----------  -----------  -----------  -----------
                                                $   142,084  $   135,460  $    96,977  $   118,715  $    96,120
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
Average invested capital......................  $ 1,619,880  $ 1,377,354  $ 1,229,524  $ 1,060,641  $   909,011
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
  Return......................................          8.8%         9.8%         7.9%        11.2%        10.6%
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

RETURN ON AVERAGE EQUITY(d)
Income before extraordinary items and
  cumulative effect of change in accounting
  policy......................................  $    98,897  $    78,846  $    86,303  $    91,793  $    51,418
Average equity................................      682,489      618,778      606,009      474,733      395,212
  Return......................................         14.5%        12.7%        14.2%        19.3%        13.0%

CURRENT RATIO
Current assets................................  $   201,587  $   188,836  $   171,835  $   139,842  $   114,670
Current liabilities...........................      204,642      201,566      295,083      188,258      122,935
  Ratio.......................................          1.0          0.9          0.6          0.7          0.9

RATIO OF BOOK EQUITY TO DEBT(d)
Book equity as of December 31.................  $   719,746  $   585,549  $   623,437  $   536,037  $   427,930
Total debt(e).................................      891,379      755,743      919,727      841,964      881,325
  Ratio.......................................          0.8          0.8          0.7          0.6          0.5

RATIO OF MARKET EQUITY TO DEBT(d)
Market equity as of December 31...............  $ 2,046,523  $ 2,489,840  $ 3,161,681  $ 4,678,304  $ 1,867,828
Total debt(e).................................      891,379      755,743      919,727      841,964      881,325
  Ratio.......................................          2.3          3.3          3.4          5.6          2.1

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                                           1996(a)    1995(b)    1994(c)       1993       1992
                                                         ---------  ---------  ---------  ---------  ---------

COMPUTATION OF ADJUSTED EBITDA(f)
Income from continuing operations......................  $  98,897  $  78,810  $  49,984  $  74,867  $  49,577
Add/(less):
  Income tax provision.................................     67,316     60,677     75,391     59,394     35,479
  Interest expense.....................................     70,915     94,416     78,322     73,080     77,571
  Interest expense of nonconsolidated affiliates.......       (947)   (20,526)    (1,959)         -          -
  Depreciation and amortization........................    102,338     95,388     86,644     70,207     63,826
  Deferred finance charge amortization.................     (3,151)    (3,626)    (2,844)    (3,261)    (4,661)
  Amortization of debt discounts and premiums..........        (21)       (53)      (176)      (172)      (194)
  Equity in (income) losses of nonconsolidated
    affiliates.........................................     (1,182)    51,182     12,398        (37)       167
                                                         ---------  ---------  ---------  ---------  ---------

Earnings before interest, taxes, depreciation and
  amortization.........................................    334,165    356,268    297,760    274,078    221,765
Add:
  Project write-downs and reserves.....................     52,188     93,348          -          -          -
  Preopening costs.....................................      5,907        450     15,313          -          -
  Project reorganization costs.........................     14,601          -          -          -          -
  Provision for settlement of litigation and related
    costs..............................................          -          -     53,449        400      1,844
                                                         ---------  ---------  ---------  ---------  ---------
Adjusted EBITDA........................................  $ 406,861  $ 450,066  $ 366,522  $ 274,478  $ 223,609
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

RATIO OF ADJUSTED EBITDA TO INTEREST PAID
Adjusted EBITDA(f).....................................  $ 406,861  $ 450,066  $ 366,522  $ 274,478  $ 223,609
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

Interest expense.......................................  $  70,915  $  94,416  $  78,322  $  73,080  $  77,571
Add/(less):
  Interest expense of nonconsolidated affiliates.......       (947)   (20,526)    (1,959)         -          -
  Deferred finance charge amortization.................     (3,151)    (3,626)    (2,844)    (3,261)    (4,661)
  Amortization of debt discounts and premiums..........        (21)       (53)      (176)      (172)      (194)
  Capitalized interest.................................     11,025      3,636      3,764      3,107      2,297
                                                         ---------  ---------  ---------  ---------  ---------
  Interest paid........................................  $  77,821  $  73,847  $  77,107  $  72,754  $  75,013
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

Ratio of Adjusted EBITDA to interest paid..............        5.2        6.1        4.8        3.8        3.0
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

RATIO OF DEBT TO ADJUSTED EBITDA
Total debt.............................................  $ 891,379  $ 755,743  $ 728,529  $ 666,161  $ 662,915
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Adjusted EBITDA(f).....................................  $ 406,861  $ 450,066  $ 366,522  $ 274,478  $ 223,609
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Ratio of total debt to Adjusted EBITDA.................        2.2        1.7        2.0        2.4        3.0
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                                           1996(a)    1995(b)    1994(c)       1993       1992
                                                         ---------  ---------  ---------  ---------  ---------

RATIO OF EARNINGS TO FIXED CHARGES (g)
Income from continuing operations......................  $  98,897  $  78,810  $  49,984  $  74,867  $  49,577
Add:
  Provision for income taxes...........................     67,316     60,677     75,391     59,394     35,479
  Interest expense.....................................     70,915     94,416     78,322     73,080     77,571
  Interest included in rental expense..................      7,663      6,738      5,244      7,207      3,648
  Amortization of capitalized interest.................        763        580        628        892        311
  (Income) or loss from equity investments.............       (473)         -          -        (89)       167
  Adjustment to include 100% of nonconsolidated,
    majority-owned subsidiary(h).......................          -    (54,019)    (9,397)         -          -
                                                         ---------  ---------  ---------  ---------  ---------
Earnings as defined....................................  $ 245,081  $ 187,202  $ 200,172  $ 215,351  $ 166,753
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

Fixed charges:
  Interest expense.....................................  $  70,915  $  94,416  $  78,322  $  73,080  $  77,571
  Capitalized interest.................................     11,025      3,636      3,764      3,107      2,297
  Interest included in rental expense..................      7,663      6,738      5,244      7,207      3,648
  Adjustment to include 100% of nonconsolidated,
    majority-owned subsidiary(h).......................          -     37,408     15,110          -          -
                                                         ---------  ---------  ---------  ---------  ---------
Total fixed charges....................................  $  89,603  $ 142,198  $ 102,440  $  83,394  $  83,516
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.....................        2.7        1.3        2.0        2.6        2.0
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

------------------------
(a) The Company's 1996 operating results include $52.2 million in pre-tax charges for project write-downs and reserves.

(b) The Company's 1995 operating results include $93.3 million in pre-tax charges for project write-downs.

(c) The Company's 1994 operating results include a $53.4 million provision for settlement of litigation and related costs.

(d) Amounts for periods prior to the June 30, 1995 dividend of PHC common stock to the Company's stockholders reflect the impact of the financial position and results of operations for the discontinued hotel business in those periods.

(e) For purposes of computing these ratios, total debt includes debt allocated to discontinued hotel operations for periods prior to PHC Spin-off.

(f) EBITDA (earnings before interest, taxes, depreciation and amortization) is a supplemental financial measurement used by management, as well as by industry analysts, to evaluate Harrah's operations. However, EBITDA should not be construed as an alternative to Income from operations (as an indicator of Harrah's operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted principles and presented in the Company's Consolidated Financial Statements.

(g) As discussed in Note 12 to the Consolidated Financial Statements in the 1996 Harrah's Entertainment Annual Report, the Company has guaranteed certain third party loans in connection with its casino development activities. The above ratio computation excludes estimated fixed charges associated with these guarantees as follows: 1996, $5.2 million; 1995, $6.8 million; 1994, $5.5 million; 1993, $3.1 million; and 1992, none.

(h) Prior to November 1995, the Company owned a majority interest in Harrah's Jazz Company. However, voting control was shared equally among three partners. As a result, Harrah's Jazz was not consolidated into the Company's financial statements. As required by Item 503(d)(2), the Company's ratio of earnings to fixed charges ratio computation for 1995 and 1994 has been adjusted to include Harrah's Jazz financial results as if this entity were consolidated.